

                                             EMERGING DELTA CORPORATION
                                             --------------------------

                                              STATEMENTS OF OPERATIONS
                                              ------------------------

                                     FOR THE YEARS ENDED MARCH 31, 2002 AND 2001
                                    --------------------------------------------


                                                                                    2002           2001
                                                                                   -------        ------

INTEREST INCOME                                                                    $ 9,039        $18,788

COSTS AND EXPENSES                                                                 (15,566)       (14,976)
                                                                                   -------        -------

INCOME (LOSS) BEFORE TAX PROVISION                                                  (6,527)         3,812

TAX PROVISION                                                                          -             (368)
                                                                                   -------        -------

NET INCOME (LOSS)                                                                  $ 6,527)       $ 3,444
                                                                                   =======        =======

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE                                        $  (.15)       $   .08
                                                                                   =======        =======

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED
    SHARES OUTSTANDING                                                              43,600         43,600
                                                                                   =======        =======


                    The accompanying notes are an integral part of these financial statements.
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